UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Tuesday, February 20, 2024

UFP Industries Announces Fourth Quarter and Fiscal 2023 Results
Raising long-term goals for unit growth and profitability

GRAND RAPIDS, Mich., Tuesday, Feb. 20, 2024 – UFP Industries, Inc. (Nasdaq: UFPI) today announced net sales of $1.5 billion, net earnings attributable to controlling interest of $103 million, and earnings per diluted share of $1.62 for the fourth quarter of 2023. The company also announced net sales of $7.2 billion and earnings per diluted share of $8.07 for fiscal 2023. Fiscal 2023 results reflect the impact of one less week compared to fiscal 2022.

“Our teammates produced solid results in 2023 and built the foundation for future growth in sales and profits,” said Chairman and CEO Matthew J. Missad. “Our operating margins and robust cash flow continue to surpass historic levels and allow us to remain on offense. We have the capital to make significant investments to grow, both organically and through acquisitions, while continuing to enhance our value-added product offering. This gives us the confidence to raise our long-term targets for growth and profitability.”

“As we look to 2024, we expect market conditions to remain challenging in the first half of the year before improving in the second half,” Missad added. “We are committed to make each aspect of our business better as we work toward greater efficiencies, lower costs and more innovative products and services. The team’s commitment to winning contributed greatly to our success in 2023 and positions us well for the future.”

Fourth Quarter 2023 Highlights (comparisons on a year-over-year basis; results reflect the impact of one less week of operating activity in the fourth quarter of 2023):

●	Net sales of $1.52 billion decreased 20 percent due to a 10 percent decrease in prices and a 10 percent decrease in organic unit sales. The organic unit growth decline was due, in part, to the impact of one less week of operating activity in the fourth quarter of 2023, which resulted in a 6 percent unit decline.
●	New product sales of $142 million decreased 18 percent, largely due to lower lumber prices. New product sales comprised 9.2 percent of total sales in 2023 compared to 8.9 percent last year.

UFP Industries, Inc.

●	Earnings from operations of $124 million decreased 26 percent.
●	Adjusted EBITDA[1] of $166 million decreased 22 percent, and adjusted EBITDA[1] margin declined 20 basis points to 10.9 percent.

Fiscal 2023 Highlights (comparisons on a year-over-year basis; results reflect the impact of one less week of operating activity in 2023):

●	Net sales of $7.2 billion decreased 25 percent from the record year of 2022 due to a 16 percent decrease in prices and a 9 percent decline in organic unit sales. One less week of operating activity in 2023 resulted in a 1 percent unit decline.
●	New product sales were $716 million, down 6 percent, primarily due to lower lumber prices. New product sales comprised 9.7 percent of total sales in 2023 compared to 7.7 percent in 2022.
●	Higher-margin, value-added product sales improved to 68 percent of total sales, up from 63 percent in 2022.
●	Earnings from operations of $647 million decreased 32 percent.
●	Diluted EPS of $8.07 decreased 26 percent.
●	Adjusted EBITDA[1] of $810 million decreased 26 percent. Adjusted EBITDA[1] margin declined 20 basis points to 11.2 percent.

Capital Allocation

UFP Industries maintains a strong balance sheet with $841.9 million in net surplus cash (surplus cash less interest-bearing debt and cash overdraft) at year-end 2023, compared to $281.3 million in net surplus cash at year-end 2022. The company had more than $2.4 billion of liquidity at year-end 2023. The company’s return-focused approach to capital allocation includes the following:

-	Acquisitions. In September 2023, the company acquired Palets Suller Group, a leader in machine-built pallets based in Castellón, Spain, for approximately $52 million. The company continues to seek strategic acquisitions that drive long-term growth and margin improvements, enhance its capabilities, and create incremental value for its customers and shareholders.
-	Capital expenditures. The company invested approximately $180 million in capital expenditures during 2023 and is targeting $250 million to $300 million in capital expenditures for 2024. These investments include expanding capacity for its Deckorators line in the Northeastern U.S., its site-built construction business in the Western U.S., and its packaging business nationally.

1 Represents a non-GAAP measurement; see the reconciliation of non-GAAP financial measures and related explanations below.

UFP Industries, Inc.

-	Dividend payments. The company paid dividends of $68.2 million or $1.10 per share in 2023, a 16 percent increase per share over 2022. On February 1, 2024, the Board of Directors approved a quarterly dividend payment of $0.33 per share, payable on March 15, 2024, to shareholders of record on March 1, 2024. The dividend represents a 10 percent increase over the quarterly dividend of $0.30 per share paid in December 2023 and a 32 percent increase over the quarterly dividend of $0.25 per share paid in March 2023.
-	Share repurchases. The company repurchased approximately 975,000 shares of common stock for $82.1 million during 2023 (an average price of $84.27 per share). The company has remaining authorization to purchase up to $173 million in shares through July 31, 2024.

By business segment, the company reported the following 2023 results:

UFP Retail Solutions

Fourth Quarter: $505.6 million in net sales, down 27 percent from the fourth quarter of 2022 due to a 9 percent decline in selling prices and an 18 percent decline in organic unit sales. One less week of operating activity in the fourth quarter of 2023 resulted in a 6 percent unit decline. The remaining organic unit decline was primarily due to the UFP-Edge and ProWood business units.

Full Year: $2.87 billion in net sales, down 21 percent from 2022 due to a 15 percent decline in selling prices and a 6 percent decline in organic unit sales. One less week of operating activity in 2023 resulted in a 1 percent unit decline.

UFP Packaging

Fourth Quarter: $413.7 million in net sales, down 21 percent compared to the fourth quarter of 2022, due to a 10 percent decline in selling prices and an 11 percent decline in organic unit sales. One less week of operating activity in the fourth quarter of 2023 resulted in a 6 percent unit decline.

Full Year: $1.84 billion in net sales, down 23 percent from the previous year due to a 17 percent decline in selling prices and a 6 percent decrease in organic unit sales. One less week of operating activity in 2023 resulted in a 1 percent unit decline.

UFP Construction

Fourth Quarter: $511 million in net sales, down 16 percent from the fourth quarter of 2022, due to a 13 percent decline in selling prices and a 3 percent decline in organic unit sales. One less week of operating activity in the fourth quarter of 2023 resulted in a 6 percent unit decline.

Full Year: $2.16 billion in net sales, down 31 percent from the previous year due to an 18 percent decline in selling prices and a 13 percent decline in organic unit sales. One less week of operating activity in 2023 resulted in a 1 percent unit decline.

UFP Industries, Inc.

Short-Term Outlook

Lumber Market: We anticipate lumber prices, which returned to more normalized levels in 2023 after pandemic-inflated highs, will remain at lower levels based on current supply and demand and follow more typical seasonal trends.

End Market Demand: Based on key economic packaging indicators and forecasts for homebuilding and repair and remodeling, we anticipate demand for our packaging segment will be slightly down and demand for our construction and retail segments to be slightly up to slightly down in 2024. We expect softer demand and a more competitive price environment in the first half of 2024, with improvement during the second half of the year.

Long-Term Goals

The company’s five-year financial goals include:

-	Achieving compounded annual unit sales growth of 7-10 percent. Smaller tuck-in acquisitions are intended to contribute to this goal.
-	Realizing and sustaining a 12.5 percent adjusted EBITDA margin by continuing to enhance our capabilities and grow our portfolio of sales of value-added products, and by achieving operating improvements.
-	Earning an incremental return on investment over our cost of capital.
-	Maintaining a conservative capital structure.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 9 a.m. ET on Tuesday, February 20, 2024. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at www.ufpi.com. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #403 on the Fortune 500 and #128 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

UFP Industries, Inc.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management uses Adjusted EBITDA, a non-GAAP financial measure, in order to evaluate historical and ongoing operations. Management believes that this non-GAAP financial measure is useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA is intended to supplement and should be read together with the financial results. Adjusted EBITDA should not be considered an alternative or substitute for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measure.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2023/2022

	Quarter Period				Year to Date
(In thousands, except per share data)	2023		2022		2023		2022
NET SALES	$1,524,353	100.0%	$1,913,697	100.0%	$7,218,384	100.0%	$9,626,739	100.0%

COST OF GOODS SOLD	1,228,211	80.6	1,556,227	81.3	5,799,446	80.3	7,837,278	81.4

GROSS PROFIT	296,142	19.4	357,470	18.7	1,418,938	19.7	1,789,461	18.6

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	171,598	11.3	183,064	9.6	766,633	10.6	832,079	8.6
OTHER LOSSES (GAINS), NET	547	—	5,857	0.3	5,771	0.1	7,198	0.1

EARNINGS FROM OPERATIONS	123,997	8.1	168,549	8.8	646,534	9.0	950,184	9.9

INTEREST AND OTHER	(11,664)	(0.8)	(4,490)	(0.2)	(24,707)	(0.3)	15,368	0.2

EARNINGS BEFORE INCOME TAXES	135,661	8.9	173,039	9.0	671,241	9.3	934,816	9.7

INCOME TAXES	31,753	2.1	41,160	2.2	156,784	2.2	229,852	2.4

NET EARNINGS	103,908	6.8	131,879	6.9	514,457	7.1	704,964	7.3

LESS NET LOSS (EARNINGS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(461)	—	710	—	(145)	—	(12,313)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$103,447	6.8	$132,589	6.9	$514,312	7.1	$692,651	7.2

EARNINGS PER SHARE - BASIC	$1.65		$2.12		$8.21		$11.05

EARNINGS PER SHARE - DILUTED	$1.62		$2.10		$8.07		$10.97

COMPREHENSIVE INCOME	$111,775		$135,057		$529,293		$702,466

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(2,139)		(195)		(4,800)		(13,485)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$109,636		$134,862		$524,493		$688,981

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2023/2022

	Quarter Period
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$505,559	$413,654	$511,042	$93,722	$376	$1,524,353
COST OF GOODS SOLD	444,357	331,488	390,983	69,288	(7,905)	1,228,211
GROSS PROFIT	61,202	82,166	120,059	24,434	8,281	296,142
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	38,971	39,170	62,393	13,252	17,812	171,598
OTHER	753	92	87	59	(444)	547
EARNINGS FROM OPERATIONS	$21,478	$42,904	$57,579	$11,123	$(9,087)	$123,997

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$690,663	$522,171	$604,895	$99,425	$(3,457)	$1,913,697
COST OF GOODS SOLD	631,116	391,443	466,541	70,207	(3,080)	1,556,227
GROSS PROFIT	59,547	130,728	138,354	29,218	(377)	357,470
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,893	49,871	61,695	17,012	20,592	183,063
OTHER	183	(489)	1,259	4,844	60	5,857
EARNINGS FROM OPERATIONS	$25,471	$81,346	$75,400	$7,362	$(21,029)	$168,550

	Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$2,886,515	$1,838,200	$2,161,059	$328,884	$3,726	$7,218,384
COST OF GOODS SOLD	2,508,513	1,422,940	1,637,329	240,106	(9,442)	5,799,446
GROSS PROFIT	378,002	415,260	523,730	88,778	13,168	1,418,938
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	209,182	219,323	279,107	55,654	3,367	766,633
OTHER	757	8	1,277	4,482	(753)	5,771
EARNINGS FROM OPERATIONS	$168,063	$195,929	$243,346	$28,642	$10,554	$646,534

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$3,650,639	$2,394,681	$3,143,868	$431,611	$5,940	$9,626,739
COST OF GOODS SOLD	3,306,112	1,808,449	2,417,212	300,307	5,198	7,837,278
GROSS PROFIT	344,527	586,232	726,656	131,304	742	1,789,461
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	193,383	250,858	328,125	66,745	(7,032)	832,079
OTHER	817	129	1,097	5,929	(774)	7,198
EARNINGS FROM OPERATIONS	$150,327	$335,245	$397,434	$58,630	$8,548	$950,184

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

DECEMBER 2023/2022

	Quarter Period
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$16,426	$31,823	$44,104	$11,933	$(378)	$103,908
Interest and other	32	1,356	(3)	(4,456)	(8,593)	(11,664)
Income taxes	5,020	9,725	13,478	3,646	(116)	31,753
Expenses associated with share-based compensation arrangements	1,331	2,110	1,698	248	3,444	8,831
Net loss (gain) on disposition and impairment of assets	740	92	54	(27)	(654)	205
Gain from reduction of estimated earnout liability	(134)	(3,475)	—	—	—	(3,609)
Depreciation expense	6,353	8,958	5,354	1,520	7,946	30,131
Amortization of intangibles	1,101	2,192	702	1,642	365	6,002
Adjusted EBITDA	$30,869	$52,781	$65,387	$14,506	$2,014	$165,557

Adjusted EBITDA as a Percentage of Net Sales	6.1%	12.8%	12.8%	15.5%	535.6%	10.9%

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$19,357	$62,233	$57,451	$8,708	$(15,870)	$131,879
Interest and other	106	(572)	(8)	(4,038)	22	(4,490)
Income taxes	6,008	19,685	17,957	2,692	(5,182)	41,160
Expenses associated with share-based compensation arrangements	1,153	1,283	1,185	148	4,408	8,177
Net loss (gain) on disposition and impairment of assets	168	(489)	1,287	342	(375)	933
Impairment of goodwill and other intangibles	—	—	—	4,261	—	4,261
Depreciation expense	6,085	5,694	5,263	964	7,176	25,182
Amortization of intangibles	1,389	1,152	877	2,504	129	6,051
Adjusted EBITDA	$34,266	$88,986	$84,012	$15,581	$(9,692)	$213,153

Adjusted EBITDA as a Percentage of Net Sales	5.0%	17.0%	13.9%	15.7%	280.4%	11.1%

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE TWELVE MONTHS ENDED

DECEMBER 2023/2022

	Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$128,712	$148,269	$186,603	$28,790	$22,083	$514,457
Interest and other	108	2,368	(10)	(8,932)	(18,241)	(24,707)
Income taxes	39,243	45,292	56,753	8,784	6,712	156,784
Expenses associated with share-based compensation arrangements	5,575	7,595	7,190	935	13,604	34,899
Net loss (gain) on disposition and impairment of assets	801	7	9	(167)	(910)	(260)
Gain from reduction of estimated earnout liability	(593)	(1,784)	(800)		—	(3,177)
Depreciation expense	23,943	32,996	19,546	3,994	30,084	110,563
Amortization of intangibles	4,566	8,849	2,904	3,488	1,520	21,327
Adjusted EBITDA	$202,355	$243,592	$272,195	$36,892	$54,852	$809,886

Adjusted EBITDA as a Percentage of Net Sales	7.0%	13.3%	12.6%	11.2%	1472.1%	11.2%

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$113,245	$251,187	$299,721	$42,844	$(2,033)	$704,964
Interest and other	162	2,158	(12)	1,817	11,243	15,368
Income taxes	36,920	81,900	97,725	13,969	(662)	229,852
Expenses associated with share-based compensation arrangements	4,476	5,125	4,882	614	13,059	28,156
Net loss (gain) on disposition and impairment of assets	785	131	1,349	347	(1,327)	1,285
Impairment of goodwill and other intangibles	—	—	—	4,261	—	4,261
Depreciation expense	19,898	28,191	15,364	2,992	27,618	94,063
Amortization of intangibles	4,131	6,925	3,358	4,571	514	19,499
Adjusted EBITDA	$179,617	$375,617	$422,387	$71,415	$48,412	$1,097,448

Adjusted EBITDA as a Percentage of Net Sales	4.9%	15.7%	13.4%	16.5%	815.0%	11.4%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

DECEMBER 2023/2022

(In thousands)
ASSETS	2023	2022	LIABILITIES AND EQUITY	2023	2022

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$1,118,329	$559,397	Accounts payable	$203,055	$206,941
Restricted cash	3,927	226	Accrued liabilities and other	322,021	401,952
Investments	34,745	36,013	Current portion of debt	42,900	2,942
Accounts receivable	549,499	617,604
Inventories	727,788	973,227
Other current assets	67,801	75,646

TOTAL CURRENT ASSETS	2,502,089	2,262,113	TOTAL CURRENT LIABILITIES	567,976	611,835

OTHER ASSETS	220,278	232,427	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	233,534	275,154
INTANGIBLE ASSETS, NET	518,853	488,551	OTHER LIABILITIES	166,067	181,381

			TEMPORARY EQUITY	20,030	6,880

PROPERTY, PLANT AND EQUIPMENT, NET	776,577	688,982	SHAREHOLDERS' EQUITY	3,030,190	2,596,823

TOTAL ASSETS	$4,017,797	$3,672,073	TOTAL LIABILITIES AND EQUITY	$4,017,797	$3,672,073

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE TWELVE MONTHS ENDED

DECEMBER 2023/2022

(In thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$514,457	$704,964
Adjustments to reconcile net earnings to net cash used in operating activities:

Depreciation	110,563	94,063
Amortization of intangibles	21,327	19,499
Expense associated with share-based and grant compensation arrangements	34,899	28,156
Deferred income taxes (credit)	(5,573)	(16,289)
Unrealized (gain) loss on investment and other	(2,435)	5,768
Equity in loss of investee	2,367	2,183
Net (gain) loss on sale and disposition of assets	(260)	1,285
Impairment of goodwill and other intangibles	—	4,261
Gain from reduction of estimated earnout liability	(3,177)	—
Changes in:
Accounts receivable	81,659	130,704
Inventories	250,561	718
Accounts payable and cash overdraft	(3,578)	(137,907)
Accrued liabilities and other	(40,920)	(5,838)
NET CASH FROM OPERATING ACTIVITIES	959,890	831,567

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(180,382)	(174,124)
Proceeds from sale of property, plant and equipment	3,291	3,805
Acquisitions, net of cash received and purchase of equity method investment	(52,383)	(180,151)
Purchase of remaining noncontrolling interest of subsidiary	(2,127)	—
Purchases of investments	(29,806)	(19,875)
Proceeds from sale of investments	29,935	12,874
Other	(8,692)	3,535
NET CASH USED IN INVESTING ACTIVITIES	(240,164)	(353,936)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	28,462	605,101
Repayments under revolving credit facilities	(30,125)	(607,549)
Repayments of debt	(29)	(38,719)
Contingent consideration payments and other	(6,262)	(2,856)
Proceeds from issuance of common stock	2,750	2,769
Dividends paid to shareholders	(68,238)	(58,860)
Distributions to noncontrolling interest	(7,355)	(12,024)
Repurchase of common stock	(82,149)	(95,774)
Other	86	(2,298)
NET CASH USED IN FINANCING ACTIVITIES	(162,860)	(210,210)

Effect of exchange rate changes on cash	5,767	979
NET CHANGE IN CASH AND CASH EQUIVALENTS	562,633	268,400

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	559,623	291,223

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,122,256	$559,623

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$559,397	$286,662
Restricted cash, beginning of period	226	4,561
All cash and cash equivalents, beginning of period	$559,623	$291,223

Cash and cash equivalents, end of period	$1,118,329	$559,397
Restricted cash, end of period	3,927	226
All cash and cash equivalents, end of period	$1,122,256	$559,623